QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

EXECUTION COPY

GEORGIA GULF CORPORATION

HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN

 As amended and restated effective as of January 1, 1997

GEORGIA GULF CORPORATION
HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN

2.4 Reemployment Provisions	8
ARTICLE 3 BEFORE TAX CONTRIBUTIONS	10
3.1 Amount of Contributions	10
3.2 Payments to Trustee	10
3.3 Changes in Contributions	10
3.4 Suspension and Resumption of Contributions	10
3.5 Excess Deferrals	10
3.6 Excess Before-Tax Contributions	11
3.7 Monitoring Procedures	13
3.8 401(k)/401(m) Testing Provision	13
ARTICLE 4 OTHER EMPLOYER CONTRIBUTIONS	14
4.1 Amount of Matching Employer Contributions	14
4.2 Time of Matching Employer Contributions	14
4.3 Allocation of Matching Employer Contributions	14
4.4 Reduction of Matching Employer Contributions	14
4.5 Return of Contributions to the Employer	14
4.6 Limitation on Allocations	14
4.7 Discretionary Contributions—Amount	14
4.8 Discretionary Contributions—Allocations	15
4.9 Allocation During Top-Heavy Plan Years	15
4.10 Transfers from Prior Plan	15
ARTICLE 5 INVESTMENTS	16
5.1 Investment Funds	16
5.2 Account; Sub-Account	16
5.3 Reports	16
5.4 Valuation of Investment Funds	16
5.5 Investment Options	17
5.6 Deleted Investment Fund	18
5.7 No Guarantee	18
5.8 Voting Common Stock	18
5.9 Tender Offer for Company Stock	18
ARTICLE 6 VESTING	20
6.1 Determination of Vested Interest	20
6.2 Forfeiture of Nonvested Amounts	20
6.3 Unclaimed Distribution	20
6.4 Allocation of Forfeited Amounts	20
6.5 Reemployment Provisions	20
6.6 Recrediting Certain Forfeitures Upon Return to Service	21
ARTICLE 7 DISTRIBUTIONS TO PARTICIPANTS	22
7.1 Basic Rules Governing Distributions	22
7.2 Withdrawal of Contributions	22
7.3 Reemployment of Participant	23
7.4 Order of Distributions	23
7.5 Valuation of Accounts	23
7.6 Restrictions on Distributions	23

ARTICLE 8 DISTRIBUTIONS TO BENEFICIARIES	24
8.1 Designation of Beneficiary	24
8.2 Consent of Spouse Required	24
8.3 Failure to Designate Beneficiary	24
8.4 Distributions to Beneficiaries	24
8.5 Restrictions on Distributions	24
ARTICLE 9 ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT	25
9.1 Plan Administrator	25
9.2 Employees of the Plan Administrator	25
9.3 Action of the Plan Administrator	25
9.4 Expenses and Compensation	25
9.5 General Powers and Duties of the Plan Administrator	25
9.6 Specific Powers and Duties of the Plan Administrator	25
9.7 Delegation of Fiduciary Responsibility	26
9.8 Information to be Submitted to the Plan Administrator	26
9.9 Notices, Statements and Reports	26
9.10 Claims Procedure	26
9.11 Service of Process	27
9.12 Correction of Participants' Accounts	27
9.13 Payment to Minors or Persons Under Legal Disability	27
9.14 Uniform Application of Rules and Policies	27
9.15 Funding Policy	27
9.16 The Trust Fund	27
9.17 Electronic Means of Communication	28
9.18 Investment Committee	28
9.19 Military Service	28
9.20 DC Plan Conversions	28
ARTICLE 10 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS	29
10.1 Priority over Other Allocation Provisions	29
10.2 Definitions Used in this Article	29
10.3 General Limitation	31
10.4 Excess Allocations	31
10.5 Aggregate Benefit Limitation	32
10.6 Aggregation of Plans	32
ARTICLE 11 RESTRICTIONS ON DISTRIBUTIONS TO PARTICIPANTS AND BENEFICIARIES	33
11.1 Priority over Other Distribution Provisions	33
11.2 Restrictions on Commencement of Distributions	33
11.3 Code Section 411(a)(11) Consent Requirements	33
11.4 Restrictions on Delay of Distributions	34
11.5 Restrictions in the Event of Death	34
11.6 Delayed Payments	34
11.7 Code Section 401(a)(31) Requirement	35
ARTICLE 12 TOP-HEAVY PROVISIONS	36
12.1 Priority Over Other Plan Provisions	36
12.2 Definitions Used in this Article	36

12.3 Compensation Taken Into Account	37
12.4 Minimum Allocation	37
12.5 Modification of Aggregate Benefit Limit	38
12.6 Minimum Vesting	39
ARTICLE 13 AMENDMENT OF THE PLAN; ADOPTION OF THE PLAN BY OTHER MEMBERS OF THE GEORGIA GULF CORPORATION CONTROLLED GROUP	40
13.1 Right of Company to Amend Plan	40
13.2 Amendment Procedure	40
13.3 Adoption of Plan by Aggregated Code §414 Employers	40
ARTICLE 14 TERMINATION, PARTIAL TERMINATION AND COMPLETE DISCONTINUANCE OF CONTRIBUTIONS	42
14.1 Continuance of Plan	42
14.2 Complete Vesting	42
14.3 Disposition of the Trust Fund	42
ARTICLE 15 MISCELLANEOUS	43
15.1 Reversion Prohibited	43
15.2 Liability-Indemnification	43
15.3 Merger, Consolidation or Transfer of Assets	43
15.4 Spendthrift Clause	43
15.5 Rights of Participants	44
15.6 Gender, Tense and Headings	44
15.7 Governing Law	44

GEORGIA GULF CORPORATION
HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN

PREAMBLE

        GEORGIA GULF CORPORATION, a Delaware corporation, originally adopted the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan ("Plan") effective as of January 1, 1991. The Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended ("Code") and the related trust is intended to be exempt from federal income tax under section 501(a) of the Code.

        The Plan is herein amended and restated in order to comply with applicable provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998.

        The effective date of the amendment and restatement of this Plan is generally January 1, 1997, and the amendment and restatement shall apply only to a Participant who is credited with an Hour of Service on or after that date, except as may be otherwise stated herein. The rights and benefits of a Participant who is not credited with an Hour of Service on or after January 1, 1997 shall be determined in accordance with the provisions of the Plan as in effect on the Participant's termination of employment with the Employer.

        Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

ARTICLE 1
 DEFINITIONS

        1.1    "Account" and "Sub-Account" means the records maintained by the Plan Administrator in the manner provided in Article 5 to determine the interest of each Participant in the assets of the Plan.

        1.2    "Before-Tax Contributions" means the contributions described in Section 3.1.

        1.3    "Beneficiary" means one or more persons or entities entitled to receive the distribution of a Participant's interest in the Plan in the event of his death as provided in Article 8.

        1.4    "Board of Directors" or "Board" means the Board of Directors of the Company.

        1.5    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        1.6    "Company" means Georgia Gulf Corporation, a Delaware corporation.

        1.7    "Company Stock" means the voting common stock of the Company.

        1.8    "Compensation" means:

          (a)   the earnings paid to an Employee by the Employer which are subject to reporting on Internal Revenue Service Form W-2, excluding, however, bonuses, severance pay and, except as provided in the next sentence, contributions to or amounts paid to the Employee from this Plan or any other employee benefit plan. In addition, Compensation includes any Before-Tax Contributions or any other contributions made by the Employer on behalf of an Employee pursuant to a deferral election under an employee benefit plan containing a cash or deferred arrangement under Code section 401(k) or any amounts which would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125.

          (b)   In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA "93 annual compensation limit. The OBRA "93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA "93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA "93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA "93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA "93 annual compensation limit is $150,000.

        1.9    "Controlled Group" means the Company and any and all other corporations, trades and businesses, the Employees of which, together with Employees of the Company, are required, by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

        1.10    "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.

        1.11    "Disabled" means a Participant whose employment under this Plan is terminated as a result of an illness, injury or other condition which would make that Participant eligible to receive benefits under the Georgia Gulf Corporation Salaried Employees' Long Term Disability Plan (or any similar plan) in the Plan Administrator's judgment, if he participated in such plan.

        1.12    "Discretionary Contributions" shall mean Employer contributions, if any, made to this Plan pursuant to Section 4.7 of this Plan and allocated to Participants pursuant to Section 4.8 of this Plan.

        1.13    "Discretionary Contributions Account" shall mean the Account of a Participant to which are credited any Discretionary Contributions allocated to the Participant in a given Plan Year under Section 4.8 or 4.9 of this Plan.

        1.14    "Discretionary Contributions Allocation Participant" shall mean an individual who was an Eligible Employee on the first day of a Plan Year and (a)(i) who has completed at least 1,000 Hours of Service in such Plan Year, and (ii) who is employed by the Employer as an Eligible Employee on the last day of such Plan Year, or (b) whose employment with the Employer terminates during such Plan Year by reason of the employee's death or becoming Disabled, or whose employment with the Employer terminates during such Plan Year after the employee has attained age 55 and completed 10 Years of Service.

        1.15    "Effective Date" means the effective date of this amended and restated Plan, which is January 1, 1997. The original effective date of the Plan was January 1, 1991.

        1.16    "Eligibility Computation Period" means the period of 12 consecutive months beginning on the date an Employee first performs an Hour of Service and on each anniversary of that date.

        1.17    "Eligible Employee" means an hourly-paid Employee who is employed by Georgia Gulf Chemicals & Vinyls, LLC at its Tiptonville, Tennessee location and who is a member of the collective bargaining unit at said location represented by the United Steelworkers of America, AFL-CIO-CLC, Local Union 1008; provided, however, that prior to November 12, 1999, the term "Eligible Employee" meant an hourly-paid Employee who was employed by Georgia Gulf Corporation at its Tiptonville, Tennessee location and who was a member of the collective bargaining unit at said location represented by the United Steelworkers of America, AFL-CIO-CLC, Local Union 1008. The term "Eligible Employee" shall not include a Leased Employee, or an individual who provides services to the Controlled Group pursuant to a contractual arrangement with another entity, but who is not deemed to constitute a Leased Employee.

        1.18    "Employee" means any person who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) a "Leased Employee" of a Controlled Group Member, but only for purposes of the requirements of Code section 414(n)(3). "Leased Employee" shall mean any person (other than a common law employee of a member of the Controlled Group) who pursuant to an agreement between a member of the Controlled Group and any other person ("leasing organization") has performed services for a member of the Controlled Group (or for a member of the Controlled Group and related persons determined in accordance with Code " 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are performed under primary direction or control by the Controlled Group member. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for a member of the Controlled Group shall be treated as provided by a member of the Controlled Group.

        1.19    "Employer" means the Company and each member of the Controlled Group which has adopted this Plan pursuant to Section 13.3.

        1.20    "Enrollment Date" means the first day of each calendar month.

        1.21    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.22    "Georgia Gulf Stock Fund" means the Investment Fund which shall be invested in Company Stock; provided, however that a Participant is limited to a maximum 50% investment in this fund.

        1.23    "Highly Compensated Employee" means an Employee described under either or both paragraph (a) or paragraph (b) below:

          (a)   An Employee is described under this paragraph (a) if the Employee is performing services during the Determination Year for a Controlled Group Member and: (1) the Employee received Compensation from a Controlled Group Member during the Look-Back Year in excess of $80,000 and was a member of the Top-Paid Group for such Look-Back Year; or (2) the Employee was a "5-Percent Owner" at any time during either or both the Look-Back Year or the Determination Year.

          (b)   An Employee is described under this paragraph (b) if the individual was, at any time, an Employee of a Controlled Group Member and the individual separated from service (or was deemed to have separated from service pursuant to Treas. Reg. " 1.414(q)-1T(Q&A-5)) from a Controlled Group Member prior to the Determination Year, such individual performs no service for a Controlled Group Member during the Determination Year, and such individual is a "highly compensated employee" (as defined in Code section 414(q)) for either the Determination Year during which the individual separated from service with a Controlled Group Member or any Determination Year ending on or after the individual's 55th birthday.

          (c)   For purposes of this Section 1.23, the applicable dollar amount specified in subparagraph (1) of paragraph (a) shall be the applicable dollar amount prescribed in Code sections 414(q)(1)(B), as adjusted pursuant to the last sentence of Code section 414(q)(1).

          (d)   For purposes of this Section 1.23, the term "Determination Year" shall mean the respective Plan Year and the term "Look-Back Year" shall mean the 12-month period immediately preceding the Determination Year.

          (e)   In determining who is a Highly Compensated Employee, the following definitions shall apply:

            (i)    Top-Paid Group shall mean the top 20% of Employees of the Controlled Group ranked on the basis of compensation received during the Determination Period or Look-Back Year, as applicable. For purposes of determining the number of Employees in the Top-Paid Group, Employees described in Treas. Reg. " 1.414(q)-1T(Q&A-9)(b) are excluded.

            (ii)   5-Percent Owner shall mean a 5-Percent Owner determined pursuant to Treas. Reg. " 1.416-1(T-17) and (T-18). If an individual is a 5-Percent Owner at any time during a Determination Period or Look-Back Year, the individual shall be considered a 5-Percent Owner for such Period or Year.

            (iii)  Compensation shall mean "Includable Compensation" as defined in Section 10.2(h) herein, except that for the Plan Year beginning on January 1, 1997 compensation shall also include any amount which is contributed by the Controlled Group pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3) or 403(b).

          (f)    The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the Top-Paid Group and the Compensation that is considered, will be made in accordance with Code section 414(q) and the regulations thereunder.

        1.24    "Hours of Service" means each hour credited in accordance with the following rules:

          (a)    Credit for Services Performed.    An Employee shall be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.

          (b)    Credit for Periods in Which No Services Are Performed.    An Employee shall be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service shall be credited under this subsection (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection (b), an Employee shall be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 45 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee shall not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 45 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

          (c)    Credit for Back Pay.    An Employee shall be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour shall not be credited under both subsection (a) or (b), as the case may be, and this subsection (c), and Hours of Service credited under this subsection (c) with respect to periods described in subsection (b) shall be subject to the limitations and provisions under subsection (b).

          (d)    Credit for Certain Absences.    If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee shall be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (d) by reason of any pregnancy, birth or placement shall not exceed 501 Hours of Service. Hours of Service shall not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (d) and the number of days for which there was such an absence.

          (e)    Manner of Counting Hours.    No hour shall be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose Compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service shall be credited on the basis of 45 Hours of Service weekly for each period in which the Employee would be credited with at least one Hour of Service under this section. Except as otherwise provided in subsection (d), Hours of Service shall be credited to Eligibility Computation Periods and Plan Years in accordance with the provisions of 29 C.F.R. " 2530.200b-2, which provisions are incorporated in this Plan by reference.

        1.25    "Investment Fund" means one of the Funds described in Section 5.1.

        1.26    "Matching Employer Contributions" means the contributions described in Section 4.1.

        1.27    "One Year Break in Service" means: (i) for purposes of determining eligibility to participate, an Eligibility Computation Period in which the Employee fails to complete more than 500 Hours of Service, and (ii) for purposes of determining vesting, a Plan Year in which the Participant fails to complete more than 500 Hours of Service.

        1.28    "Participant" means an Eligible Employee or former Eligible Employee who has met the applicable requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan. Where the context so requires, the term "Participant" also means an individual who is a Discretionary Contributions Allocation Participant for the year, regardless of whether the individual has elected to have the Employer make Before-Tax Contributions for him to the Trust Fund.

        1.29    "Plan" means the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan, the terms of which are set forth herein, as amended or restated from time to time.

        1.30    "Plan Administrator" means the Company.

        1.31    "Plan Year" means the period with respect to which the records of the Plan are maintained, which shall be the 12-month period beginning on January 1 and ending on December 31.

        1.32    "Qualified Plan" means an employee benefit plan that is qualified under Code section 401(a).

        1.33    "Salary Reduction Agreement" means an arrangement made under the Plan pursuant to which a Participant agrees to reduce, or to forego an increase in, his Compensation and the Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.

        1.34    "Trust Agreement" means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

        1.35    "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

        1.36    "Trustee" means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee(s), and any duly appointed successor.

        1.37    "Valuation Date" means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The Valuation Dates of the Plan shall be each day on which the United States financial markets are open for business.

        1.38    "Year of Service" means a Plan Year (including Plan Years prior to the Effective Date) in which an Employee completes at least 1,000 Hours of Service, whether or not he has terminated employment prior to the end of the Plan Year. A Participant shall receive credit for all Years of Service with a Controlled Group Member since January 1, 1985.

ARTICLE 2
 PARTICIPATION

        2.1    Eligibility to Participate.    Each Eligible Employee shall be eligible to become a Participant as of the first Enrollment Date coinciding with or next following his completion of sixty days of employment with the Employer, if he is then employed by the Employer.

        2.2    Commencement of Participation.    An Eligible Employee who has met the requirements of Section 2.1 will be notified of his eligibility for participation in the Plan by the Plan Administrator. Any Eligible Employee so notified may enroll as a Participant in the Plan on the Enrollment Date next following the date of his initial eligibility (or on any subsequent Enrollment Date) by transmitting to the Plan Administrator (in such manner as shall be prescribed by the Plan Administrator) an election, which shall include (i) the desired effective date of his participation in the Plan, (ii) his agreement, commencing on or after the effective date of his participation in the Plan, to have the Employer make Before-Tax Contributions for him to the Trust Fund, and (iii) his authorization to the Employer to withhold from, or reduce, his Compensation for each pay period, commencing on or after the effective date of his participation in the Plan, any designated Before-Tax Contributions and to pay the same to the Trust Fund.

        2.3    Exclusions from Participation.

          (a)    Ineligible Employees.    An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (ii) he is a Leased Employee required to be treated as an Employee under Code section 414(n); or (iii) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States (subject to the provisions of Section 9.19). No Employee who is not an Eligible Employee shall be entitled to participate in the Plan.

          (b)    Exclusion after Participation.    A Participant who becomes ineligible under subsection (a) will continue to receive credit for Hours of Service for purposes of determining his vested interest in his Account, but during the period of ineligibility will not be eligible to have Before-Tax Contributions made for him to the Trust Fund.

          (c)    Participation after Exclusion.    An Eligible Employee or Participant who is excluded from active participation will be eligible to participate in the Plan on the first day he is no longer described in subsection (a) and is credited with one or more Hours of Service, provided that he has otherwise met the requirements of Section 2.1. Such an Eligible Employee or Participant may commence or resume participation in the Plan on the first Enrollment Date following the date he becomes eligible to participate provided that he completes and transmits to the Plan Administrator (in such manner and prior to such deadline as shall be established by the Plan Administrator in accordance with written procedures) an election described in Section 2.2. This subsection will apply to an Eligible Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Eligible Employee on military leave, during the period in which reemployment rights are guaranteed by law.

        2.4    Reemployment Provisions.    All Hours of Service are counted in determining eligibility to participate, except as otherwise provided in this Section.

          (a)    Termination of Employment before Participation.    If an Eligible Employee terminates employment before becoming a Participant and is reemployed by the Employer before incurring five consecutive One Year Breaks in Service, he will receive credit for his Hours of Service completed before his termination of employment and will be eligible to become a Participant on the first Enrollment Date following the later of the date initially determined under Section 2.1, or the date he is credited with one or more Hours of Service after reemployment; but if he is reemployed by the Employer after incurring five consecutive One Year Breaks in Service he will be treated as a new Employee for purposes of the Plan and his Hours of Service completed before his reemployment will be disregarded in determining when he will be eligible to become a Participant.

          (b)    Termination of Employment after Participation.    A Participant who has a vested and nonforfeitable right to all or a portion of his Matching Contribution Sub-Account at the time of his termination of employment will again be eligible to become an active Participant on the first Enrollment Date following his reemployment by the Employer in the capacity of an Eligible Employee. If any other Participant terminates employment and is reemployed by the Employer in the capacity of an Eligible Employee, before incurring five consecutive One Year Breaks in Service, he will again be eligible to become an active Participant on the first Enrollment Date following the date he is credited with one or more Hours of Service; but if he is reemployed by the Employer after incurring five consecutive One Year Breaks in Service, he will be treated as a new Employee and his Hours of Service completed before his reemployment will be disregarded for purposes of determining when he will again be eligible to become a Participant.

ARTICLE 3
 BEFORE-TAX CONTRIBUTIONS

        3.1    Amount of Contributions.    Upon enrollment pursuant to Section 2.2, a Participant will (i) agree pursuant to a Salary Reduction Agreement to have the Employer make Before-Tax Contributions for him to the Trust of up to 15% of his unreduced Compensation (in 1% increments) through equal pay period reductions. If a Participant's Before-Tax Contributions must be reduced to comply with the requirements of Section 3.8 or the requirements of applicable law, his Before-Tax Contributions as so reduced will be the maximum percentage of his unreduced Compensation permitted by such Section or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in 1% increments of his unreduced Compensation.

        3.2    Payments to Trustee.    Before-Tax Contributions made for a Participant during each pay period pursuant to his Salary Reduction Agreement will be transmitted to the Trustee as soon as practicable, but in any event not later than 15 days after the end of the calendar month in which such contributions are withheld or would otherwise have been paid to the Participant.

        3.3    Changes in Contributions.    The percentage or percentages designated by a Participant pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Participant's Compensation. A Participant may, however, in such manner and prior to such deadline as shall be established by the Plan Administrator in accordance with uniform procedures, change the percentage of his Before-Tax Contributions effective as of any Enrollment Date.

        3.4    Suspension and Resumption of Contributions.    A Participant may suspend his Before-Tax Contributions effective as of any date. A Participant who has suspended his Before-Tax Contributions may resume making such Before-Tax Contributions as of any Enrollment Date if he is then employed by the Employer in the capacity of an Eligible Employee and he has again enrolled pursuant to Sections 2.2 and 3.1. All such suspensions and resumptions of contributions shall be made by means of an election, furnished to the Plan Administrator in such manner and prior to such deadline as shall be established by the Plan Administrator in accordance with uniform procedures.

        3.5    Excess Deferrals.

          (a)    Limit on Before-Tax Contributions.    Notwithstanding the foregoing provisions of this Article 3, a Participant's Before-Tax Contributions for any taxable year of such Participant shall not exceed the limitation of Code section 402(g)(1) (or such higher amount as may be prescribed by the Secretary of the Treasury, or his delegate, for such taxable year pursuant to Code section 402(g)(5)). Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (i) any Employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includable in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any Employer contribution to the extent not includable in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)) and (iii) any Employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement within the meaning of Code section 3121(a)(5)(D).

          (b)    Distribution of Excess Deferrals.    In the event that a Participant's Before-Tax Contributions exceed the amount described in subsection (a) of this Section (hereinafter called the "excess deferrals") during a taxable year of the Participant, such excess deferrals (and any income allocable thereto) shall be distributed to the Participant during the same year if (i) the Participant designates the distribution as an excess deferral under the Plan in writing on a form provided by, and filed with, the Plan Administrator, and (ii) the distribution is made after the date on which the Plan received the excess deferral. If any excess deferrals of a Participant for a taxable year are not distributed within the same taxable year, such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year, the Participant (i) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (ii) notifies the Plan Administrator of the portion allocated to this Plan.

          (c)    Return of Matching Employer Contributions.    In the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in subsection (a) of this Section, or in the event that a Participant's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income applicable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

        3.6    Excess Before-Tax Contributions.

          (a)    Actual Deferral Percentage Test.    Notwithstanding the foregoing provisions of this Article 3, for any Plan Year:

              (i)  the Average Actual Deferral Percentage (as defined in subsection (b) of this Section) for the group of Eligible Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for all other Eligible Employees for the prior Plan Year multiplied by 1.25, or

             (ii)  the excess of the Average Actual Deferral Percentage for the group of Eligible Highly Compensated Employees for such Plan Year over the Average Actual Deferral Percentage for all other Eligible Employees for the prior Plan Year shall not exceed 2 percentage points, and the Average Actual Deferral Percentage for the group of Eligible Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for all other Eligible Employees for the prior Plan Year multiplied by 2.

        If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this subsection; and if any Eligible Highly Compensated Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Highly Compensated Employee. Notwithstanding the foregoing provisions of this subsection (a), the disparity between the Average Actual Deferral Percentage for the group of Eligible Employees who are Highly Compensated Employees and for the group of all other Eligible Employees shall be reduced to the extent, if any, required by Treasury Regulation section 1.401(m)-2.

          (b)    Definition of Actual Deferral Percentage.    For the purposes of this Section, the Average Actual Deferral Percentage for a specified group of Eligible Employees who have met the requirements of Section 2.1 for a Plan Year shall be the average of the Actual Deferral Percentages for all Eligible Employees in the Group. The Actual Deferral Percentage for an Employee shall be the ratio (calculated separately for each Eligible Employee in the group) of (i) the amount of Before-Tax Contributions actually paid to the Trust Fund for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 3.5) to (ii) the Eligible Employee's compensation for such Plan Year. For the purposes of this subsection (b) the term "compensation" shall mean the compensation, not in excess of the Code section 401(a)(17) limitation in effect for the Plan Year under subsection 1.8(b), received by an Employee from a Controlled Group Member that is required to be reported as wages on the Employee's Form W-2 for federal income tax purposes, plus the Employee's Before-Tax Contributions and any amounts deferred pursuant to any arrangement under Code section 125.

          (c)    Definition of Eligible Employee and Eligible Highly Compensated Employee.    For the purposes of this Article, the term "Eligible" Employee means an Eligible Employee who has met the requirements to become a Participant under the provisions of Article 2. An "Eligible Highly Compensated Employee" is an Eligible Employee who is also a Highly Compensated Employee and who has also met the requirements to become a Participant under Article 2.

          (d)    Treatment of Excess Contributions.    In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Eligible Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Highly Compensated Employee. For the purposes of this subsection (d), the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Eligible Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year, determined in accordance with subsection (g) below.

          (e)    Return of Matching Employer Contributions.    Matching Employer Contributions made with respect to a Participant's excess contributions (and any income allocable thereto) shall be applied to reduce subsequent Matching Employer Contributions required under the Plan.

          (f)    Allocable Income or Loss.    For purposes of paragraph (d) above, the income or loss allocable to the portion of a Participant's Before-Tax Contributions made during a Plan Year shall, at any relevant time, be determined by the following formula:

income or loss =	( E ) × I
D

For purposes of applying the formula, E is the portion of such Participant's Before-Tax Contributions made during the Plan Year; D is the total balance in the Participant's Before-Tax Contributions Account as of the end of the Plan Year reduced by the gain allocated to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year; and I is the income or loss for the Plan Year allocable to the Participant's total Before-Tax Contributions for the Plan Year.

          (g)    Determination of Excess Contributions.    For purposes of subsection (d) above, the relevant portion of an Eligible Highly Compensated Employee's excess contributions for a Plan Year shall be equal to such Participant's excess contributions for such Plan Year. The excess contributions, and the portion of the excess contributions to be distributed, shall be calculated in the following manner:

              (i)  The excess contributions with respect to an Eligible Highly Compensated Employee for a Plan Year are determined by reducing the Before-Tax Contributions of the Eligible Highly Compensated Employee with the highest Actual Deferral Percentage by the amount required to cause the individual's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Eligible Highly Compensated Employee with the next highest such percentage. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage Test, only this lesser reduction will be made. This process must be repeated until the Actual Deferral Percentage Test would be satisfied.

             (ii)  The total of the reductions in the amounts of Before-Tax Contributions, determined in accordance with (i) above, shall be determined.

            (iii)  After the total in (ii) above has been determined, the Before-Tax Contributions of the Eligible Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions shall be reduced by the amount required to cause that individual's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Eligible Highly Compensated Employee with the next highest dollar amount of Before-Tax Contributions. This amount is then distributed to the Eligible Highly Compensated Employee with the highest dollar amount of Before-Tax Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this step would equal the total excess contributions determined under (ii) above, the lesser reduction amount is distributed to the appropriate Participant.

            (iv)  If the total amount distributed under (iii) above is less than the total excess contributions determined under (ii) above, then the procedure described in (iii) is repeated until the full amount of the excess contributions, determined under (ii) above, has been distributed to Participants.

        3.7    Monitoring Procedures.

          (a)    Monitoring Actual Deferral Percentages and Contribution Percentages.    In order to ensure that at least one of the actual deferral percentage tests specified in Section 3.6(a) is satisfied for each Plan Year, the Company will monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentage tests will be satisfied for a Plan Year, and if the Company in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions made thereafter by or for each Eligible Highly Compensated Employee may be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the Average Actual Deferral Percentage for Eligible Highly Compensated Employees for such Plan Year to a level which satisfies either of the actual deferral percentage tests.

          (b)    Preventing Excess Deferrals.    In order to ensure that excess deferrals (as such term is defined in Section 3.5(b) will not be made to the Plan for any taxable year for any Participant, the Company will monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 3.5(a).

          (c)   The actions permitted by this Section 3.7 are in addition to, and not in lieu of, any other actions that may be taken pursuant to Sections 3.5 and 3.6, or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Section 3.5 and 3.6 are met.

        3.8    401(k)/401(m) Testing Provision.    In applying the limitations set forth in Sections 3.5 and 3.6, the Company may, at its option, utilize such testing procedures as may be permitted under Code sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 3.5 and 3.6, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Eligible Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A) in applying the limitations set forth in Sections 3.5 and 3.6, or (d) any permissible combination thereof.

ARTICLE 4
 OTHER EMPLOYER CONTRIBUTIONS

        4.1    Amount of Matching Employer Contributions.    Subject to the provisions of the Plan and Trust Agreement, the Employer will, as and to the extent it lawfully may, contribute to the Trust on account of each Plan Year, an amount (the "Matching Employer Contributions") equal to 50% of the Before-Tax Contributions up to a maximum match of 2% (3%, effective as of June 6, 1993 through December 31, 2000, and 4% effective as of January 1, 2001) of Compensation for each pay period made during such Plan Year pursuant to Section 3.1 for Participants who are entitled to participate in the Employer's Matching Employer Contributions for such Plan Year pursuant to Section 4.3. Notwithstanding any provision of the Plan to the contrary, the Employer's Matching Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code.

        4.2    Time of Matching Employer Contributions.    The Employer will make its Matching Employer Contributions to the Trust at the same time that Before-Tax Contributions made by Participants who are Eligible Employees of the Employer are transmitted to the Trustee pursuant to Section 3.2.

        4.3    Allocation of Matching Employer Contributions.    The Employer's Matching Employer Contributions made for a pay period pursuant to Section 4.2 will, subject to the provisions of Section 3.5(c) and 3.6(e), be allocated and credited to the Account of each Participant for whom Before-Tax Contributions were made during such pay period, with each such Participant being credited with a portion of the Employer's Matching Employer Contribution equal to 50% of the Before-Tax Contributions up to a maximum match of 2% (3%, effective as of June 6, 1993 through December 31, 2000, and 4% effective as of January 1, 2001) of his Compensation made for him pursuant to Section 3.1 during such pay period.

        4.4    Reduction of Matching Employer Contributions.    The amount of Matching Employer Contributions determined to be payable to the Trust will be reduced by amounts which have been forfeited, held in a suspense account or, in accordance with the provisions of the Plan, are to be applied to reduce future Matching Employer Contributions.

        4.5    Return of Contributions to the Employer.    Except as provided in Section 15.1 or in Section 4.4, the Trust Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Eligible Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.

        4.6    Limitation on Allocations.    Article 10 sets forth certain rules under Code section 415 that limit the amount of contributions that may be allocated to a Participant's Account for a Plan Year.

        4.7    Discretionary Contributions—Amount.    For each Plan Year beginning with 1997, the Employer shall make Discretionary Contributions to this Plan from time to time, subject to the provisions of Section 15.1 of this Plan. The aggregate amount of such Discretionary Contributions by the Employer for a Plan Year shall be equal to a percentage of each Discretionary Contributions Allocation

Participant's Compensation (as defined in Section 1.8) for such Plan Year determined in accordance with the following table:

Plan Year	Percentage
1997	0.50%
1998	0.50%
1999	2.50%
2000	2.50%
2001	2.75%
2002 and later	3.00%

        4.8    Discretionary Contributions—Allocations.    Discretionary Contributions shall be allocated as of the last day of the Plan Year for which the contribution is made to the Discretionary Contributions Account of each Discretionary Contributions Allocation Participant in proportion to the percentage that such Discretionary Contributions Allocation Participant's Compensation during the Plan Year bears to the total Compensation during such Plan Year for all such Discretionary Contributions Allocation Participants, subject to the limitations of Article 10 of this Plan.

        4.9    Allocation During Top-Heavy Plan Years.    In the event that Article 12 applies to this Plan for a Plan Year, the allocations made under Section 4.8 above shall be modified to the extent necessary for the allocations required under Section 12.4 of this Plan to be met by reducing the amounts which would otherwise be allocated pursuant to Section 4.8 above to Discretionary Contributions Allocation Participants who are Key Employees pro rata on the basis of their Compensation and allocating such amounts to Participants who are not Key Employees and who were employed by the Employer on the last day of such Plan Year until the allocations required under Section 12.4 of this Plan have been met.

        4.10    Transfers from Prior Plan.    The Trustee is authorized and directed to accept a direct transfer of assets to the Plan on behalf of a Participant from the Georgia Gulf Corporation Hourly Retirement Plan; provided, however, that the transfer meets the requirements of Code sections 414(l) and 411(d)(6) and the regulations promulgated thereunder and the transfer will result in the deferral of taxation on the amount transferred to this Plan. The portion of a Participant's Account attributable to such a direct transfer shall be referred to as the "Prior Plan Account."

ARTICLE 5
 INVESTMENTS

        5.1    Investment Funds.    The Trustee shall, at the written direction of the Company, establish Investment Funds for the investment of the assets of the Trust Fund, each of which has materially different risk and return characteristics. The Investment Funds shall include without limitation the "Georgia Gulf Corporation Common Stock Fund", which shall be invested by the Trustee primarily in Company Stock. The Company shall have the right to add additional Investment Funds. In addition, the Company may modify or delete such additional Investment Funds as well as the initial Investment Funds. The Company shall communicate such additions, modifications or deletions to Participants in advance in order to allow Participants time to make changes in their investment elections.

        Subject to the provisions of the Plan and Trust Agreement, the Trustee will hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee will invest and reinvest the principal and income of each such Fund and will keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund will be reinvested in the same Fund. The determination by the Trustee as to whether an investment is within the category of investments which may be purchased for each of the Investment Funds will be conclusive. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents pending the selection and purchase of suitable investments under each such Investment Fund or as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, and the Trustee will not be liable for interest on uninvested funds.

        5.2    Account; Sub-Account.    The Plan Administrator will establish and maintain, or cause to be established and maintained, an Account for each Participant, which Account will reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (i) Before-Tax Contributions, (ii) Matching Employer Contributions, (iii) Discretionary Contributions, and (iv) amounts transferred to this Plan pursuant to Section 4.10. The Plan Administrator will also maintain, or cause to be maintained, separate records which will show (A) the amount of Before-Tax Contributions invested in the Interest Income Fund, (B) the portion of the Matching Employer Contributions Sub-Account invested in each Investment Fund, (C) the portion of the Discretionary Contributions Account invested in each Investment Fund, (D) the portion of the Prior Plan Account invested in each Investment Fund, and (E) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 5.4) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.

        5.3    Reports.    The Plan Administrator shall cause reports to be made quarterly to each Participant and to the Beneficiary of each deceased Participant as to the value of his Account and the amount of his vested interest therein.

        5.4    Valuation of Investment Funds.

          (a)    Time and Manner of Valuation.    The Trustee will, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation will be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value will be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee's determination of such value will be conclusive on all interested persons for all purposes of the Plan. A similar valuation will be made at any other time upon the written direction of the Plan Administrator to the Trustee or when the Trustee deems it appropriate to make such a valuation.

          (b)    Determining Net Gain or Loss.    The Trustee will determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Section 5.5, Before-Tax Contributions and Matching Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries will not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

          (c)    Allocating Net Gain or Loss.    After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to subsections (a) and (b) of this Section shall be allocated as of such Valuation Date to the Accounts of Participants and Beneficiaries of deceased Participants in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this subsection (c), the Plan Administrator will adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there will be counted, on a proportionate basis, contributions to or distributions from, or other credits or debits to, the Accounts of Participants and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules will be uniform in their application to all persons who are similarly situated.

        5.5    Investment Options.

          (a)    Investment of Contributions.    Except as otherwise set forth in this Section, each Participant shall have the right to elect the extent to which the aggregate current contributions made to the Plan on his behalf and by him shall be invested in the Investment Funds, and an election shall be effective for contributions made for the period which begins as soon as administratively practicable after the Participant properly completes and transmits the appropriate election to the Plan Administrator or its delegate. Each such election shall be made in 1% increments, and each such election shall remain in effect until a subsequent election becomes effective. A Participant may, in accordance with procedures established by the Plan Administrator or its delegate, change his election with respect to the investment of current contributions; provided, however, that no more than one such change may be made in any calendar month.

          (b)    Investment of Existing Account Balances.    Similarly, each Participant shall have the right to elect the extent to which the balance actually or tentatively credited to his Account as of a Valuation Date shall be invested in the Investment Funds, and an election shall be effective as soon as administratively practicable after the Participant properly completes and transmits the appropriate election to the Plan Administrator or its delegate. Each such election shall be made in 1% increments with respect to the entire Account, or shall specify a dollar amount which shall be transferred from one Investment Fund to one or more other Investment Funds under the Plan. A Participant may, in accordance with procedures established by the Plan Administrator or its delegate, change his election with respect to the investment of existing Account balances; provided, however, that no more than one such change may be made in any calendar month.

          (c)    No Effective Election.    If a Participant fails to make an effective election under subsection (a) or (b) above, he shall be deemed to have elected that all contributions made on his behalf or by him shall be invested in the Interest Income Fund; provided, however, that effective October 1, 1995, if a Participant fails to make an effective election under subsection (a) or (b) above, he shall be deemed to have elected that all contributions made on his behalf or by him shall be invested in the fund specified as the default fund in the Plan election form signed by him, or in the absence of such a form, in the fund specified by the Company in written instructions to the Trustee.

          (d)    Additional Limitations.    The Plan Administrator or its delegate shall have the right to reject any election which is not properly completed or which is not timely provided to the Plan Administrator or its delegate. Notwithstanding the foregoing, the Plan Administrator reserves the right to impose additional limitations on the maximum percentage of a Participant's total Account balance which may be invested in any particular Investment Fund. Any such additional limitation shall be communicated to the Participants in advance of their exercise of their investment elections.

        5.6    Deleted Investment Fund.    If the Company deletes an Investment Fund and a Participant (who had elected an investment in that fund) fails to make an effective election under Section 5.5 to invest in a substitute fund, the Participant shall be deemed to have elected that all amounts that were previously invested in that fund or that would in the future be invested in that fund shall instead be invested in the fund specified as the default fund in the Plan election form signed by him, or in the absence of such a form, in the fund specified by the Company in written instructions to the Trustee.

        5.7    No Guarantee.    Neither the Company, the Employer, nor the Trustee guarantees the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

        5.8    Voting Common Stock.    Before each annual or special meeting of its shareholders, the Company shall cause to be sent to each Participant and Beneficiary who has all or a portion of his Account invested in the Georgia Gulf Corporation Common Stock Fund on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall vote the shares allocated to such Participant's or Beneficiary's Account as instructed. The Trustee shall not vote allocated shares of Company Stock for which it does not receive instructions. A Participant's right to instruct the Trustee with respect to voting shares of Company Stock will include rights concerning (i) the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock or (ii) the choice of consideration to be received by shareholders in any transaction involving Company Stock.

        5.9    Tender Offer for Company Stock.    In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Investment Committee will advise each Participant or Beneficiary who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant or Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account. The Trustee will tender those shares which it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received. The Investment Committee's advice to Participants will include notice that allocated shares for which no instructions are received will not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Investment Committee may also provide Participants with such other materials concerning the tender offer as the Investment Committee in its discretion determines to be appropriate. A Participant's instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. The number of shares to which a Participant's instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section. Funds received in exchange for tendered stock will be credited to the Account of the Participant whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Company Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates: (1) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange or in the over-the-counter market on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (2) the 30th trading day after the expiration date of the tender offer, of which the Investment Committee will advise the Trustee. In the interim, the Trustee shall invest in short term investments permitted under the Trust Agreement.

ARTICLE 6
 VESTING

        6.1    Determination of Vested Interest.

          (a)    Before-Tax Contributions Sub-Account and Discretionary Contributions Account.    The interest of each Participant in his Before-Tax Contributions Sub-Account, in his Discretionary Contributions Account, and in his Prior Plan Account will be 100% vested and nonforfeitable at all times.

          (b)    Matching Employer Contributions Sub-Account.    The interest of each Participant in his Matching Employer Contributions Sub-Account will become vested and nonforfeitable in accordance with the following schedule:

Years of Service	Percentage Vested and Nonforfeitable
1 but less than 2	10
2 but less than 3	20
3 but less than 4	30
4 but less than 5	40
5 but less than 6	60
6 but less than 7	80
7 or more	100

          (c)    Accelerated Vesting.    A Participant's interest in his Matching Employer Contributions Sub-Account will become 100% vested and nonforfeitable without regard to his Years of Service (i) on his 60th birthday (which shall be considered to be his "Normal Retirement Date" for purposes of this Plan), (ii) on his death while he is an Employee, or (iii) upon his being determined to be Disabled.

        6.2    Forfeiture of Nonvested Amounts.    The nonvested amount in a Participant's Matching Employer Contributions Sub-Account will be forfeited as of the Valuation Date on or immediately following the date a Participant terminates employment with the Employer.

        6.3    Unclaimed Distribution.    If the Plan Administrator cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Plan Administrator in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Plan Administrator or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated first from forfeitures that would otherwise be allocated for the Plan Year in which the benefit is reinstated and then from special Company contributions for that Plan Year, which shall be allocated solely to an Account for said person.

        6.4    Allocation of Forfeited Amounts.    The amount of a Participant's Account which is forfeited will be applied as provided in Section 4.3.

        6.5    Reemployment Provisions.    If a Participant who has a vested and nonforfeitable right to all or a portion of his Matching Employer Contributions Sub-Account balance terminates employment and again becomes an Employee, his Years of Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee. If any other Employee or Participant terminates employment and again becomes an Employee before incurring five consecutive One Year Breaks in Service, his Years of Service completed before his reemployment will be included in determining his vested and nonforfeitable interest in his Matching Employer

Contributions Sub-Account after he again becomes an Employee; but if he is reemployed after incurring five consecutive One Year Breaks in Service, his Years of Service completed before his reemployment will be disregarded for purposes of determining his vested and nonforfeitable interest after he again becomes an Employee.

        6.6    Recrediting Certain Forfeitures Upon Return to Service.    If a Participant incurs a forfeiture under Section 6.2 and if, prior to incurring five consecutive One Year Breaks in Service, the Participant returns to service with the Employer, the Participant shall have the previously forfeited amount of his Accounts (unadjusted for any gains or losses) reinstated under this Section 6.6 if and when the Participant repays to the Trustee the entire amount of the distribution he received from the Plan before the earlier of (i) 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or (ii) the end of the first period of 5 consecutive One Year Breaks in Service after the distribution. Such reinstatement shall be made as of the Valuation Date which immediately follows the date he is reemployed as an Employee or, if he is reemployed on a Valuation Date, as of such Valuation Date. The source of the amounts reinstated to the Participant's Accounts shall be the forfeitures under Section 6.2 above.

ARTICLE 7
 DISTRIBUTIONS TO PARTICIPANTS

        7.1    Basic Rules Governing Distributions.

          (a)    Timing of Distributions.    Distribution of a Participant's vested Account balance shall be made or commence within 60 days after the Valuation Date coinciding with or immediately following the Participant's termination of employment, death or disability; provided, however, that if the Participant's vested Account balance exceeds $3,500, distribution of his vested Account balance will not be made or commence prior to his attainment of age 65 unless he consents in writing to the distribution; provided, further, that, effective with respect to distributions that are made on or after July 1, 1999, if the Participant's vested Account balance exceeds $5,000, distribution of his vested Account balance will not be made or commence prior to his attainment of age 65 unless he consents in writing to the distribution.

          (b)    Form of Distributions.    Distributions will be made in a single cash lump sum payment. Shares of Company Stock allocated to a Participant's Account will be distributed in the form of whole shares plus cash for any fractional share, unless a Participant with fewer than 10 shares elects to receive the cash value of such shares. If the Company Stock ceases to be actively traded on an established securities market, then distributions will be made in the form of cash.

        7.2    Withdrawal of Contributions.    Upon not less than 30 days' prior written notice filed with the Plan Administrator, effective as of the immediately following Valuation Date, a Participant who is an Employee may withdraw in cash all or a part of his Account in the events described and in the order set forth below. Except in cases of hardship, a Participant may make only one withdrawal pursuant to this Section 7.2 per Plan Year:

          (a)   The termination of the Plan without establishment of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)).

          (b)       (1) A Participant who is an Employee and who has obtained all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Controlled Group may request, on a form provided by and filed with the Plan Administrator, a withdrawal on account of hardship (as hereinafter defined) of all or a portion of his Before-Tax Contributions (and the income allocable thereto) held in his Before-Tax Contributions Sub-Account in the Trust Fund. Upon making a determination that the Participant is entitled to a withdrawal on account of hardship, the Plan Administrator shall direct the Trustee to distribute to such Participant the requested amount from the withdrawal portion of his Before-Tax Contributions Sub-Account, provided that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such hardship.

            (2)   For purposes of this Section, a withdrawal on account of "hardship" shall mean a withdrawal that is made on account of:

              (A)  medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents (as defined in section 152 of the Code) of the Participant or amounts necessary for these persons to obtain medical care described in section 213(d) of the Code;

              (B)  the purchase (excluding mortgage payments) of a principal residence for the Participant;

              (C)  the payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

              (D)  the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

              (E)  any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations "1.401(k)-1(d)(2)(iv)(C).

            (3)   If a withdrawal on account of hardship is made to a Participant pursuant to this Section, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:

              (A)  the Participant's Before-Tax Contributions (or any comparable contributions to any other plan maintained by the Controlled Group) shall be suspended for a period of 12 months following receipt of the hardship withdrawal, and

              (B)  the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the hardship withdrawal shall not be in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the taxable year of the hardship withdrawal, and

              (C)  Only one withdrawal of the Participant's Before-Tax Contributions may be made within a twelve-month period.

        7.3    Reemployment of Participant.    If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balance, no distribution from the Trust Fund will be made or continued while he is an Employee, and amounts distributable to him on account of his termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

        7.4    Order of Distributions.    Unless the Participant otherwise directs in writing on a form provided by the Plan Administrator, distributions (including withdrawals) will be made from the Investment Funds in the order determined by the Plan Administrator in accordance with uniform procedures which shall be consistently applied.

        7.5    Valuation of Accounts.    A Participant's distributable Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed, except that there will be added to the value of his Account the fair market value of any amounts allocated to his Account under Article 4 after that Valuation Date.

        7.6    Restrictions on Distributions.    Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

ARTICLE 8
 DISTRIBUTIONS TO BENEFICIARIES

        8.1    Designation of Beneficiary.    Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balance upon his death. The designation will be made on forms prescribed by the Plan Administrator and will be effective upon receipt by the Plan Administrator. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Plan Administrator, but the revised designation or revocation will be effective only upon receipt by the Plan Administrator.

        8.2    Consent of Spouse Required.    A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a writing that is signed by the spouse, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent, unless the spouse's consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.

        8.3    Failure to Designate Beneficiary.    In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant's vested Account balance upon his death will be made (i) to the Participant's spouse, if living, (ii) if his spouse is not then living, to his then living issue by right of representation, (iii) if neither his spouse nor his issue are then living, to his then living parents, and (iv) if none of the above are then living, to his estate.

        8.4    Distributions to Beneficiaries.    Distribution of a Participant's vested Account balance to the Participant's Beneficiary will be made or will commence no later than 60 days after the Valuation Date coinciding with or immediately following the Participant's death. The Participant's vested Account balance will be distributed to the Beneficiary in a single lump sum payment. The distribution will be in the same form as provided for Participants in Section 7.1(b). The Participant's Account balance will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed to his Beneficiary, except that there will be added to the value of the Participant's Account the fair market value of any amounts allocated to his Account under Article 4 after that Valuation Date.

        8.5    Restrictions on Distributions.    Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries.

ARTICLE 9
 ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT

        9.1    Plan Administrator.    Subject to a designation pursuant to Section 9.9, the Company shall constitute the Plan Administrator as defined in ERISA, Section 3(16)(A).

        9.2    Employees of the Plan Administrator.    The Plan Administrator may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Plan Administrator under the Plan as the Plan Administrator determines to be necessary or desirable. The Plan Administrator may delegate its responsibilities and authority as such to any appropriate Employee of the Company, in its discretion.

        9.3    Action of the Plan Administrator.    Action of the Plan Administrator may be taken by any person or persons to whom the Plan Administrator may have delegated its responsibilities or authority for particular action. The designated person or any officer of the Company may execute any certificate or other written direction on behalf of the Plan Administrator. A person to whom authority has been delegated by the Plan Administrator who is also a Participant may not vote on any question relating specifically to himself.

        9.4    Expenses and Compensation.    The expenses of the Plan Administrator properly incurred in the performance of its duties under the Plan will be paid from the Trust Fund, unless the Company in its discretion pays such expenses.

        9.5    General Powers and Duties of the Plan Administrator.    The Plan Administrator will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Plan Administrator will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Plan Administrator will have the powers and duties granted by the terms of the Trust Agreement. The Plan Administrator, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

        9.6    Specific Powers and Duties of the Plan Administrator.    The Plan Administrator will administer the Plan and have all powers necessary to accomplish that purpose, including the following powers, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Plan Administrator): (i) resolving all questions (including factual questions) relating to the eligibility of Employees to become Participants, (ii) determining the rights and status under the Plan of Participants and other persons, including determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid, (iii) authorizing and directing all disbursements by the Trustee from the Trust Fund, (iv) engaging any administrative, legal, medical, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement, (v) construing and interpreting the Plan and the Trust Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents, (vi) making factual findings with respect to any issue arising under the Plan, (vii) deciding disputes arising under the Plan, (viii) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement, (ix) determining the disposition of assets in the Trust Fund in the event the Plan is terminated, and (x) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, reporting to the Board regarding such administrative performance of the Trustee, and recommending to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee.

        9.7    Delegation of Fiduciary Responsibility.    The Plan Administrator from time to time may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such delegation will be made in writing, will be reviewed periodically by the Plan Administrator, and will be terminable upon such notice as the Plan Administrator in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

        9.8    Information to be Submitted to the Plan Administrator.    To enable the Plan Administrator to perform its functions, the Company and the Employer will supply full and timely information to the Plan Administrator on all matters relating to Employees and Participants as the Plan Administrator may require and will maintain such other records required by the Plan Administrator to determine the benefits due to Participants or their Beneficiaries under the Plan.

        9.9    Notices, Statements and Reports.    The Plan Administrator or an individual designated by the Plan Administrator shall be the "administrator" of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Plan Administrator will assist the Company, as requested, in complying with such reporting and disclosure requirements.

        9.10    Claims Procedure.

          (a)    Filing Claim for Benefits.    If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Plan Administrator. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Plan Administrator will indicate to the claimant any additional information which is required.

          (b)    Notification by the Plan Administrator.    Each claim will be approved or disapproved by the Plan Administrator within 90 days following the receipt of the information necessary to process the claim. In the event the Plan Administrator denies a claim for benefits in whole or in part, the Plan Administrator will notify the claimant in writing of the denial of the claim. Such notice by the Plan Administrator will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in subsection (c). If no action is taken by the Plan Administrator on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

          (c)    Review Procedure.    A claimant may appeal a denial of his claim by requesting a review of the decision by the Plan Administrator or a person designated by the Plan Administrator, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Plan Administrator or the named fiduciary designated by the Plan Administrator will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Plan Administrator or the named fiduciary designated by the Plan Administrator will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Plan Administrator or named fiduciary, provided the Plan Administrator or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Plan Administrator or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Plan Administrator or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Plan Administrator or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based. To the extent that a named fiduciary is appointed to conduct the review procedure described above, such named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under Section 9.6 of this Plan.

        9.11    Service of Process.    The Plan Administrator may from time to time designate an agent of the Plan for the service of legal process. The Plan Administrator will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

        9.12    Correction of Participants' Accounts.    If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Plan Administrator will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, the Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Plan Administrator only to the Account of one or more Participants to correct such error or omission.

        9.13    Payment to Minors or Persons Under Legal Disability.    If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Plan Administrator determines is necessary to ensure that the payment will legally discharge the Plan's obligation to such person.

        9.14    Uniform Application of Rules and Policies.    The Plan Administrator in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

        9.15    Funding Policy.    The Plan is to be funded through Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

        9.16    The Trust Fund.    The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and the Company and the Employer will not be otherwise liable for benefits payable under the Plan.

        9.17    Electronic Means of Communication.    Whenever, under this Plan, a Participant or Beneficiary is required or permitted to make an election, provide a notice, give a consent, request a distribution, or otherwise communicate with the Company, the Employer, the Plan Administrator, the Trustee or a delegate of any of them, to the extent permitted by law, the election, notice, consent, distribution request or other communication may be transmitted by means of telephonic or other electronic communication, if the administrative procedures then in effect under the Plan provide for such means of communication.

        9.18    Investment Committee.    The Company shall appoint an Investment Committee, which shall have such responsibilities as are specified in this Plan, including without limitation the responsibility to advise the Company on the addition, modification or deletion of Investment Funds under Section 5.1.

        9.19    Military Service.    Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

        9.20    DC Plan Conversions.    Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Company, the Company may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to withdraw from his Account or obtain a distribution from his Account.

ARTICLE 10
 LIMITATIONS ON ALLOCATIONS
TO PARTICIPANTS' ACCOUNTS

        10.1    Priority over Other Allocation Provisions.    The provisions set forth in this Article will supersede any conflicting provisions of Article 4.

        10.2    Definitions Used in this Article.    The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

          (a)   "Annual Addition" means the sum for any Plan Year of:

            (1)   all contributions (including, without limitation, Before-Tax Contributions and Matching Employer Contributions) made by the Controlled Group which are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,

            (2)   all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,

            (3)   all forfeitures allocated to the Participant's account to a defined contribution plan maintained by a Controlled Group Member, and

            (4)   any amount attributable to medical benefits allocated to the Participant's account established under section 419A(d)(1) of the Code if the Participant is or was a key employee (as such term is defined in section 416(i) of the Code) during such Plan Year or any preceding Plan Year.

          (b)   "Defined Benefit Dollar Limitation" means for any Limitation Year, $90,000 or such amount as determined by the Commissioner of Internal Revenue under Code section 415(d)(1) as of the January 1 falling within such Limitation Year.

          (c)   "Defined Benefit Fraction" means a fraction, the numerator of which is the Projected Annual Benefit of a Participant under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) 140% of the Participant's average Includable Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or (ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Participant was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Participant's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit as of the end of the last Limitation Year beginning before January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

          (d)   "Defined Benefit Plan" means a Qualified Plan other than a Defined Contribution Plan.

          (e)   "Defined Contribution Dollar Limitation" means for any Limitation Year, $30,000 as adjusted by the Secretary of the Treasury in accordance with applicable law, as a result of inflation. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive-month period, the Defined Contribution Dollar Limitation for the short Limitation Year shall not exceed the amount determined in the preceding sentences multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

          (f)    "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant's accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Participant was an Employee (regardless of whether a Defined Contribution Plan was in existence for such Limitation Year) (i) the Defined Contribution Dollar Limitation (determined for this purpose without regard to the provisions of Code section 415(c)(6)) effective for the Limitation Year multiplied by 125%, or (ii) 35% of the Participant's Includable Compensation for such Limitation Year.

          (g)   "Defined Contribution Plan" means a Qualified Plan described in Code section 414(i).

          (h)   "Includable Compensation" means an Employee's total wages from the Controlled Group as determined for purposes of Internal Revenue Service Form W-2, excluding, however: (i) moving expense reimbursements that are deductible by the Employee under Code section 217, (ii) contributions of Controlled Group Members to a simplified employee pension plan to the extent such contributions are deductible by the Employee and contributions of Controlled Group Members to any other plan of deferred compensation that are not includable in the Employee's gross income, (iii) distributions to the Employee from any plan of deferred compensation other than an unfunded, nonqualified plan of deferred compensation, (iv) amounts realized from the exercise of a nonqualified stock option, (v) amounts realized under Code section 83 with respect to restricted property that becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (vi) amounts realized from the disposition of stock acquired under a qualified stock option within the meaning of Code section 422, and (g) any other amounts that receive special tax benefits within the meaning of section 1.415-2(d)(2) of the Treasury Regulations. Effective for Limitation Years beginning on and after January 1, 1998, Includable Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3) or 403(b).

          (i)    "Limitation Year" means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.

          (j)    "Maximum Annual Addition" means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) $30,000 (as adjusted by the Secretary of the Treasury for increases in the cost-of-living), or (ii) 25% of the Participant's Includable Compensation.

          (k)   "Projected Annual Benefit" means the annual benefit (as defined in Code section 415(b)(2)) to which a Participant would be entitled under the terms of a Defined Benefit Plan maintained by a Controlled Group Member, assuming that the Participant will continue employment until his normal retirement age under the Defined Benefit Plan (or current age, if later) and that the Participant's Includable Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Defined Benefit Plan will remain constant for all future Limitation Years.

          (l)    "Welfare Benefit Fund" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

        10.3    General Limitation.    The Annual Addition of a Participant for any Limitation Year shall not exceed the Maximum Annual Addition. If, except for the application of this section, the Annual Addition of a Participant for any Limitation Year would exceed the Maximum Annual Addition, the excess Annual Addition attributable to this Plan will not be allocated to the Participant's Account for the Plan Year included in such Limitation Year, but will be subject to the provisions of Section 11.4. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans and all Defined Benefit Plans (whether or not any of such plans have terminated) established by the Controlled Group Members.

        10.4    Excess Allocations.

          (a)    Participants Covered by One Defined Contribution Plan.    If the Participant is not covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year and the amount otherwise allocable to his Account would exceed the Maximum Annual Addition, the Employer contributions and forfeitures which would cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be successively allocated in the manner described in section 4.3 among the Accounts of eligible Participants whose Annual Additions do not exceed the Maximum Annual Addition. If, after such allocations have been made, there remain Employer contributions or forfeitures which cannot be allocated without causing the Annual Addition of a Participant to exceed the Maximum Annual Addition, the forfeitures which cause the Annual Addition to exceed the Maximum Annual Addition and the Employer contributions which result from a reasonable error in estimating the Participant's Includable Compensation or from any other limited facts and circumstances which the Commissioner of Internal Revenue finds justifiable under section 1.415-6(b)(6) of the Treasury Regulations and which cause the Participant's Annual Addition to exceed the Maximum Annual Addition will be held in a suspense account in the Trust Fund to be carried forward and allocated in subsequent Limitation Years as provided in Section 4.3. Such suspense account will not participate in the allocation of the net income or net loss of the Trust Fund.

          (b)    Participants Covered by Two or More Defined Contribution Plans.    If, in addition to this Plan, the Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by a Controlled Group Member during the Limitation Year, the following provisions will apply. The Annual Addition which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Annual Addition reduced by the Annual Addition credited to a Participant's accounts under the other Defined Contribution Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Addition with respect to the Participant under the other Defined Contribution Plans and Welfare Benefit Funds maintained by a Controlled Group Member is less than the Maximum Annual Addition and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed the Maximum Annual Addition, the amount to be contributed or allocated to the Participant's Account under this Plan will be reduced so that the Annual Addition under all such Defined Contribution Plans and Welfare Benefit Funds for the Limitation Year will equal the Maximum Annual Addition. If the aggregate Annual Addition with respect to the Participant under such other Defined Contribution Plans and Welfare Benefit Funds is equal to or greater than the Maximum Annual Addition, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. An excess Annual Addition will be reduced in the manner described in subsection (c).

          (c)    Reduction of Excess Allocations.    As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for the Limitation Year will be determined on the basis of the Participant's Includable Compensation for the Limitation Year. If a Participant's Annual Addition under this Plan and the other Defined Contribution Plans and Welfare Benefit

  Funds maintained by Controlled Group Members would result in the Annual Addition exceeding the Maximum Annual Addition for the Limitation Year, the excess amount will be deemed to consist of the Annual Addition last allocated. In making this determination, the Annual Addition attributable to a Welfare Benefit Fund will be deemed to have been allocated first regardless of the actual date of allocation. If an excess amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i) the total excess amount allocated as of such date and (ii) the ratio of the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Addition allocated to the Participant for the Limitation Year as of such date under this and all the other Defined Contribution Plans. Any excess amount attributed to this Plan will be disposed of in the manner described in subsection (a).

        10.5    Aggregate Benefit Limitation.    If a Controlled Group Member maintains, or at any time maintained, one or more Defined Benefit Plans covering any Participant in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year beginning prior to January 1, 2000 will equal no more than one (1.0). The provisions of the Defined Benefit Plans will govern the order of reduction of Annual Additions or benefit accruals necessary to meet this limitation. If the provisions of the Defined Benefit Plans are silent, the current Annual Addition under this Plan will be reduced first, and then the rate of accrual under the Defined Benefit Plans will be reduced, if necessary to meet this limitation. If the Defined Contribution Plans taken into account in determining the Participant's Annual Addition under this Article satisfied the requirements of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Contribution Fraction and the Defined Benefit Fraction does not exceed 1.0. For purposes of this section, a Participant's voluntary nondeductible contributions to a Defined Benefit Plan will be treated as being part of a separate Defined Contribution Plan.

        10.6    Aggregation of Plans.    For purposes of this Article, all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan.

ARTICLE 11
 RESTRICTIONS ON DISTRIBUTIONS TO
PARTICIPANTS AND BENEFICIARIES

        11.1    Priority over Other Distribution Provisions.    The provisions set forth in this Article will supersede any conflicting provisions of Article 7 or Article 8.

        11.2    Restrictions on Commencement of Distributions.    The provisions of this Section will apply to restrict the Plan Administrator's ability to delay the commencement of distributions. Distribution of the Participant's vested interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

        11.3    Code Section 411(a)(11) Consent Requirements.

          (a)    In General.    Notwithstanding any provision of this Plan to the contrary, unless one of the exceptions in subsection (c) below is satisfied, no distribution may be made or commence to a Participant unless the Participant has been provided the notification required under subsection (b) below at the time and in the manner indicated in such subsection, and has consented in writing to the distribution after receiving such notification, with such consent being given no less than 30 days and no more than 90 days prior to his benefit commencement date, except as provided in subsection (b) below. To the extent permitted by applicable law, such consent may be given by telephone or other electronic means of communication if the Plan's administrative procedures provide for the giving of consent by such means.

          (b)    Notification.    The Plan Administrator shall notify the Participant of the right, if any, to defer any distribution. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available, if any, under the Plan and shall inform the Participant of his right to defer receipt of the distribution, and shall be provided no less than 30 days and no more than 90 days prior to his benefit commencement date; provided, however, that a Participant may waive the right to receive the notice no less than 30 days prior to the benefit commencement date; provided, further, that a Participant shall have the opportunity to consider the decision of whether or not to elect a distribution for at least 30 days after the notice is provided; provided, further that the Plan Administrator shall provide information to the Participant clearly indicating that the Participant has the right to the 30-day period for making the decision.

          (c)    Exceptions.    This Section shall not be applicable to the following distributions:

            (i)    Cash-Outs.    If the value of a Participant's entire Account balances does not and has not at the time of a prior distribution ever exceeded $3,500 (or, effective with respect to distributions that are made on or after July 1, 1999, does not exceed $5,000 on the date of termination of employment), this Section shall not be applicable to a distribution of such entire vested Account balances as a single lump sum.

            (ii)    Immediately Distributable.    If a distribution is made on or after the Participant's attainment of age 65, this Section shall not be applicable to such distribution.

            (iii)    Beneficiaries.    If a distribution is made to an alternate payee pursuant to a qualified domestic relations order or to any other Beneficiary, this Section shall not be applicable to such distribution.

            (iv)    Code sections 401(a)(9) and 415.    If a distribution is required to satisfy the provisions of Section 11.4 (Code section 401(a)(9) required distribution rules) or Article 10

    (Code section 415 limitation on allocations), this Section shall not be applicable to such distribution.

            (v)    Plan Termination.    If a distribution is made to the Participant upon termination of this Plan and no member of the Controlled Group maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), this Section shall not be applicable to such distribution if this Plan does not offer an annuity option (purchased from a commercial provider).

          (d)    Application to Plan Provisions.    To the extent that a distribution is required by the terms and provisions of this Plan, but this Section is applicable to the distribution and the distribution therefore cannot be made, such distribution shall, except as otherwise provided, be made as soon as administratively practicable following the date that this Section is no longer applicable to the distribution.

        11.4    Restrictions on Delay of Distributions.

          (a)    In General.    Notwithstanding any other provision of the Plan, to the extent required under section 401(a)(9) of the Code, the entire vested Account balance of a Participant who is a 5-percent owner (as defined in section 416 of the Code) or who attains age 702 prior to July 1, 1999 shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the calender year in which he attains age 702 and, with respect to such Participants who are Employees, on December 31 of such year and each succeeding year. In addition, the vested Account balance of any other Participant must be distributed or commence to be distributed not later than the April 1 of the calendar year following the later of (i) the calendar year in which he attains age 702 or (ii) the calendar year in which he incurs a termination of employment.

          (b)    Code Section 401(a)(9) Rules to Apply.    Notwithstanding the foregoing, distributions under this Section shall be made in accordance with the provisions of Code section 401(a)(9) and Treasury Regulations issued thereunder, including Treas. Reg. section 1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

        11.5    Restrictions in the Event of Death.    Upon the death of a Participant, the following distribution provisions will apply to limit the delay of distribution to a Beneficiary. If the Participant dies after distribution of his benefit has begun, the remaining portion of his benefit will be distributed to his Beneficiary at least as rapidly as under the method of distribution being used prior to the Participant's death; but if he dies before distribution of his benefit commences, his entire benefit will be distributed to his Beneficiary no later than five years after his death, unless an individual who is a designated Beneficiary receives distributions in substantially equal installments over the Beneficiary's life or life expectancy beginning no later than one year after the Participant's death. If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin will not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions will be made as if the spouse had been the Participant. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

        11.6    Delayed Payments.    If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate a

Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

        11.7    Code Section 401(a)(31) Requirement.

          (a)   Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b)    Eligible Rollover Distribution.    An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any "hardship" distribution (as defined in section 401(k) of the Code); and such other amounts specified in Treasury regulations and rulings, notices or announcements issued under section 402(c) of the Code.

          (c)    Eligible Retirement Plan.    An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (d)    Distributee.    A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (e)    Direct Rollover.    A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

ARTICLE 12
 TOP-HEAVY PROVISIONS

        12.1    Priority Over Other Plan Provisions.    If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

        12.2    Definitions Used in this Article.    The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

          (a)   "Defined Benefit Dollar Limitation" means the limitation described in Section 10.2(b).

          (b)   "Defined Benefit Plan" means the Qualified Plan described in Section 10.2(d).

          (c)   "Defined Contribution Dollar Limitation" means the limitation described in Section 10.2(e).

          (d)   "Defined Contribution Plan" means the Qualified Plan described in Section 10.2(g).

          (e)   "Determination Date" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

          (f)    "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

          (g)   "Includable Compensation" means the compensation described in Section 10.2(h).

          (h)   "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation exceeds 50% of the Defined Benefit Dollar Limitation, (ii) an owner (or considered an owner under Code section 318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar Limitation, (iii) a 5% owner of a Controlled Group Member, or (iv) a 1% owner of a controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i).

          (i)    "Minimum Allocation" means the allocation described in the first sentence of Section 12.4(a).

          (j)    "Permissive Aggregation Group" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

          (k)   "Present Value" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

          (l)    "Required Aggregation Group" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the Qualified Plan has terminated), and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

          (m)  "Top-Heavy Plan" means the Plan for any Plan Year in which any of the following conditions exists: M if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (n)   "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but-who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly then the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this subsection.

          (o)   "Top-Heavy Valuation Date" means the last day of each Plan Year.

        12.3    Compensation Taken Into Account.    For any Plan Year in which the Plan is a Top-Heavy Plan, the amount of each Participant's Includable Compensation taken into account for purposes of determining allocations under the Plan will not exceed the first $200,000 of such Participant's Includable Compensation for such Plan Year. Said $200,000 shall be automatically adjusted each Plan Year to the amount prescribed by the Secretary of the Treasury, or his delegate, for that Plan Year pursuant to section 401(a)(17) of the Code.

        12.4    Minimum Allocation.

          (a)    Calculation of Minimum Allocation.    For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or, in the event that the Controlled Group Members maintain no Defined Benefit Plan which covers a Participant in this Plan, the percentage of Includable Compensation that equals the largest percentage of Employer contributions and forfeitures allocated to a Key Employee expressed as a percentage of the first $200,000 of Includable Compensation received by such Key Employee in that Plan Year. The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

          (b)    Limitation on Minimum Allocation.    No Minimum Allocation will be provided pursuant to subsection (a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

          (c)    Minimum Allocation When Participant is Covered by Another Qualified Plan.    If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of subsection (a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of subsection (a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of "5%" in each place that "3%" occurs therein.

          (d)    Nonforfeitability.    The Participant's Minimum Allocation required under this Section, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

        12.5    Modification of Aggregate Benefit Limit.

          (a)    Modification.    Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting "100%" for "125%" in Sections 10.1(b) and (c).

          (b)    Exception.    The modification of the aggregate benefit limit described in subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and one of the following conditions is met: (i) Employees who are not Key Employees do not participate in both a Defined Benefit Plan and a Defined Contribution Plan which are in the Required Aggregation Group, and the Minimum Allocation requirements of Section 12.4(a) are met when such requirements are applied with the substitution of "4%" for "3%"; (ii) The Minimum Allocation requirements of Section 12.4(c) are met when such requirements are applied with the substitution of "7 1/2%" for "5%"; or (iii) Employees who are not Key Employees accrue a benefit for such Plan Year of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at the Participant's normal retirement age in a Defined Benefit Plan which is in the Required Aggregation Group.

        12.6    Minimum Vesting.

          (a)    Required Vesting.    For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in subsection (b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting schedule set forth in Article 6. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in subsection (b) to the regular schedule set forth in Article 6 will be treated as an amendment subject to Section 13.1(iii). However, this subsection does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Account balances will be determined without regard to this Section.

          (b)    Minimum Vesting Schedule.

Years of Service	Percentage Vested and Nonforfeitable
Less than 2	0
2 but less than 3	20
3 but less than 4	40
4 but less than 5	60
5 but less than 6	80
6 or more	100.

ARTICLE 13
 AMENDMENT OF THE PLAN; ADOPTION OF THE PLAN
BY OTHER MEMBERS OF THE
GEORGIA GULF CORPORATION CONTROLLED GROUP

        13.1    Right of Company to Amend Plan.    The Company reserves the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Company or an Employer not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions of Article 6) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

        13.2    Amendment Procedure.    Any amendment to the Plan will be made only pursuant to action of the Board. Upon such action by the Board, the Plan will be deemed amended as of the date specified as the effective date by such Board action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such Board action.

        13.3    Adoption of Plan by Aggregated Code §414 Employers.

          (a)    Procedures for Adoption of Plan.    This Plan may be adopted by any member of the Controlled Group if the following requirements are met:

            (i)    The member of the Controlled Group wishing to become an Employer must adopt the Plan by the execution of a formal resolution by such member's board of directors to adopt this Plan, and such resolution or a merger amendment or an adoption agreement, as appropriate, shall indicate the effective date of such adoption; and

            (ii)   Such document(s) evidencing the adoption of the Plan by the Controlled Group member must be delivered to and accepted in writing by the Director of Human Resources of Georgia Gulf Corporation ("Director") or approved by resolution of the board of directors of the Company.

The documents referred to in paragraphs (i) and (ii) of this Section shall be attached hereto and made a part of the Plan. Such documents may, in addition to specifying the Effective Date of the adoption, specify other provisions including, but not limited to, credit for service prior to the effective date for eligibility and vesting purposes. In the absence of any such provisions, the terms and provisions of this Plan shall control.

          (b)    Procedures for Withdrawal from Plan.    Any Employer may voluntarily withdraw from participating in the Plan, provided that notice of such intent to discontinue participation is furnished to the Company prior to the effective date of the withdrawal, unless waived by the Company. The Company unilaterally may terminate an adopting Employer's participation in the Plan for:

            (i)    failure to timely provide requested information;

            (ii)   failure to timely make contributions;

            (iii)  failure to cooperate with the Company in administering the Plan; or

            (iv)  for any other reason that the Company deems appropriate.

          (c)    Transfer of Assets.    Upon the voluntary withdrawal or involuntary termination of an Employer's participation in the Plan, the Company shall determine the amount of assets and liabilities of the Plan (if any) which shall be transferred to a qualified plan of the withdrawing Employer. This determination shall be made based upon principles set forth in Code §§401(a)(12) and 414(l) and the regulations promulgated thereunder. Any transfer of assets and liabilities under this subsection (c) shall comply with the provisions of Section 15.3 (Merger, Consolidation, etc.).

          (d)    Apportionment of Costs.    The Company and all Employers shall share in the costs of the Plan (other than those costs paid from the Trust Fund in accordance with Section 9.4), including but not limited to, the contributions to the Plan, the costs of the Director, the costs of the consultants (actuaries, accountants, attorneys, etc.) and various other direct and indirect costs of operating the Plan which may initially be borne by the Company or any Employer but which are determined by the Director to be costs associated with the Plan. The Director shall apportion these costs to the Company and each Employer as he deems to be equitable.

          (e)    Cooperation.    Each Employer shall cooperate fully with the Company and the Director with regard to all matters pertaining to the Plan. Any failure to cooperate will be grounds for the involuntary termination of that Employer's participation in the Plan.

ARTICLE 14
 TERMINATION, PARTIAL TERMINATION AND
COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

        14.1    Continuance of Plan.    The Company expects to continue the Plan indefinitely, and may, by action of the Board, terminate the Plan or completely discontinue contributions thereto at any time.

        14.2    Complete Vesting.    If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Employer, the amounts allocated or to be allocated to the Accounts of all affected Participants will become 100% vested and nonforfeitable without regard to their Years of Service. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time (i) the Plan is terminated or (ii) there is a complete discontinuance of Employer contributions, will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable without regard to their Years of Service.

        14.3    Disposition of the Trust Fund.    If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Plan Administrator will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund. If the Trust Fund is to be distributed, the Plan Administrator will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date. The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.

ARTICLE 15
 MISCELLANEOUS

        15.1    Reversion Prohibited.

          (a)    General Rule.    Except as provided in subsections (b), (c) and (d), it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

          (b)    Disallowed Contributions.    Each contribution under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of such a contribution is disallowed as a deduction under Code section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Company (upon the direction of the Plan Administrator) within one year after the disallowance.

          (c)    Mistaken Contributions.    If a contribution is made by the Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Employer (upon direction of the Plan Administrator) within one year after the mistaken contribution was made.

        15.2    Liability-Indemnification.    No Employee shall be personally liable for his conduct in the administration of the Plan (whether in a fiduciary capacity or otherwise) so long as his actions in connection with the Plan do not constitute willful misconduct or gross negligence. Neither the Trustee nor any Employee shall be responsible for any act or failure of a predecessor Trustee or fiduciary. The Company will indemnify and hold harmless any Employee who performs administrative services (whether in a fiduciary capacity or otherwise) with respect to the Plan against any loss, liability or damage arising out of any act or omission to act hereunder, except to the extent that such action constitutes willful misconduct or gross negligence.

        15.3    Merger, Consolidation or Transfer of Assets.    There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

        15.4    Spendthrift Clause.    The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Notwithstanding the foregoing, the Plan Administrator and Trustee shall honor a "qualified domestic relations order' as defined under section 414(p) of the Code and may distribute amounts from the Plan to an alternate payee described in any such order in accordance with the terms of the order. The Plan Administrator shall establish procedures to determine the qualified status of domestic relations orders and to administer the provisions of, and distributions under, such orders in accordance with section 414(p) of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

        15.5    Rights of Participants.    Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

        15.6    Gender, Tense and Headings.    Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

        15.7    Governing Law.    The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware.

        Executed this 30th day of November, 1999.

GEORGIA GULF CORPORATION
By:	/s/ JOEL I. BEERMAN
By:

QuickLinks

  Exhibit 4.1